MALASPINA CONSULTANTS INC.
                            #200 - 580 HORNBY STREET
                             VANCOUVER, B.C. V6C 3B6
                     TEL: (604) 688-2321 FAX: (604) 684-0642

August 27, 1998

Mr. Don Nicholson
Chairman and CEO
AGC Americas Gold Corporation
1930 - 777 Hornby Street
Vancouver, B.C.
V6C 2W2

Dear Mr. Nicholson:

Re: Management Proposal - AGC Americas Gold Corporation

Pursuant to our recent conversations, we forward herewith a term sheet (the "Term Sheet") setting out a proposal whereby Malaspina Consultants Inc. will provide AGC with certain management services.

Please review the attached Term Sheet and if you are in agreement execute a copy of this letter and return the same to the undersigned.



Yours truly,
MALASPINA CONSULTANTS INC.                        AGC AMERICAS GOLD CORP.

/s/ R.G. McMorran

R.G. McMorran, C.A.                               /S/DON NICHOLSON
                                                  ------------------------------
President                                  Dated:   28 August 98


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                                   TERM SHEET


SERVICES PROVIDED:

1.       Services provided will include the following functions:
         -CFO/Corporate Secretary. Until otherwise advised such services to be provided by R.G. McMorran
         -Investor Relations. Until otherwise advised such services to be provided by Jackie L. Muirhead and Craig D. Schneider
         -Day-to-Day Accounting/Administration. Until otherwise advised such services to be provided by Teresa Zamora

2.       CFO/Corporate Secretary
         -Preparation of quarterly interim unaudited financial statements and accompanying documents, and filing in compliance with the appropriate regulatory authorities
         -Preparation of working papers and supporting documentation for the annual audited financial statements together with an initial draft of the audited financial statements
         -Filing of all regulatory compliance documents, including press releases, Form 20's, Form 27's, insider reports (as provided), etc. -Liaising with various regulatory agencies, legal counsel and auditors. -Preparation of cash flow forecasts as required -Preparation of presentation material as required -Representation of AGC at business meetings or other functions as required

3.       Investor Relations

         -Timely (if not immediate) response to all investor enquiries regarding
          AGC

         -Timely dissemination of all press releases

         -Representation at industry functions/conventions as required

         -Liaising with brokerage community

         -Maintenance of an investor data base

         -Certain of the staff be in the office from 7:00 a.m. to 3:00 p.m., but other telephone coverage will exist until at least 4:00 p.m.

4.       Day-to-Day Accounting/Administration
         -Shared reception
         -Posting/payment of accounts payable and other accounting transactions -Preparation of bank reconciliations
         -Preparation of monthly financial statements (versus an approved budget if such exists)

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FEES:

5. Total monthly fees of $4,000 plus $850 rent (plus all applicable taxes) will be charged, payable on the first business day of the month as to the rent and mid month as to the fees. The fee and rent allocation is as follows:


         FUNCTION/ITEM                                                 AMOUNT

         CFO - Salary & Benefits                                       $1,500
         I.R. - Salary & Benefits                                       1,281
         Accnt/Admin - Salary & Benefits                                  819
         Other Office Rent Contribution                                   400
         Executive Office - D. Nicholson                                  850
                                                                       ------

         Total                                                         $4,850
                                                                       ------

If the work load increases the fee structure will be renegotiated as appropriate.

It must be noted that the current office lease on the premises located at #200, 580 Hornby Street expires August 31, 1999. It is likely than an extension can be negotiated if required at competitive rates.

OTHER COMPENSATION:

6. Stock options are to be granted to Malaspina or its employees/consultants as deemed appropriate by AGC and its Board of Directors.

OTHER OFFICE EXPENSES:

7. Provision of telephone lines under a separate telephone number(s) for AGC as required. All connection charges, monthly fees by B.C. Tel and other telephone service companies will be to the account of AGC.

8. Mail charges will be invoiced monthly based on usage of postage meter at cost.

9. Courier and all other general office expenses will be direct charged to AGC at cost.

10. Photocopies will be collected by a unique identifier number on the photocopy machine and charged at $0.08 per copy.

11. Malaspina's offices are wired with an ISDN line which provides a direct connection to the Internet. Should AGC determine to use this service the monthly cost will be approximately $75 in addition to all other charges described above. This service allows direct, unlimited and quick access to the Internet and corresponding benefits such as the use of E-mail and Websites.



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DURATION OF CONTRACT:

12. Formal commencement date, September 1, 1998. Prior thereto, any services to be provided will be at a per diem rate(s) to be negotiated.

         Contract duration for 12 months. The contract may be extended upon mutual agreement.